UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2025

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-40730	85-1873463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12915 Old Virginia Road Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 622-3448

1190 Trademark Drive #108

Reno, Nevada 89521

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DFLI	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock	DFLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer Appointment

Dragonfly Energy Holdings Corp. (the “Company”) has appointed Dr. Vickram Singh, the Company’s current Senior Vice President of Technology, as the Company’s Chief Operating Officer pursuant to an employment agreement. Dr. Singh’s employment as the Company’s Chief Operating Officer commenced on February 4, 2025.

Dr. Singh, age 31, has served as the Company’s Senior Vice President of Technology from January 2024 to February 2025. Previously, Dr. Singh served as the Company’s Director of Research and Development from April 2022 to January 2024 and as the Senior Research and Development Scientist from April 2021 to April 2022 and Research and Development Scientist from April 2020 to April 2021 for Dragonfly Energy Corp., the Company’s wholly-owned subsidiary. From August 2019 to February 2020, Dr. Singh was a Postdoctoral Research Fellow at the Lawrence Livermore National Laboratory’s Center for Global Security Research. Dr. Singh also served as a Nuclear Regulatory Commission Fellow at the University of Nevada, Reno where he received a Ph.D. in Materials Science and Engineering. He also holds a B.S. in Chemical Engineering from the University of Tennessee, Knoxville.

There are no arrangements or understandings between Dr. Singh and any other persons pursuant to which Dr. Singh was selected as an officer of the Company, Dr. Singh has no family relationships with any of the Company’s directors or executive officers, and Dr. Singh is not a party to and does not have any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Employment Agreement

In connection with Dr. Singh’s appointment as Chief Operating Officer, the Company entered into an employment agreement with Dr. Singh (the “Employment Agreement”), dated February 1, 2025, as well as a Restrictive Covenants Agreement (the “Covenants Agreement”), the form of which is attached as Exhibit A to the Employment Agreement. The Employment agreement provides for a three-year initial employment term, with automatic three-year renewal terms thereafter, subject to 90 days’ notice of nonrenewal by either party. The Employment Agreement also provides for an initial annual base salary of $350,000 (the “Base Salary”) and a discretionary annual bonus of up to 65% of the Base Salary. Each fiscal year, Dr. Singh is also eligible to receive a long-term incentive award payable in the form of cash and/or equity awards, with a target grant date value of $550,000 in the discretion of the Company’s Compensation Committee. Under the Covenants Agreement, Dr. Singh is bound by an indefinite confidentiality obligation, a non-competition covenant during employment and for 12 months post-termination, assignment of intellectual property, and a non-solicitation covenant with respect to Company personnel and business partners during employment and for 12 months post-termination.

If Dr. Singh’s is terminated by the Company without “cause” or by Dr. Singh for “good reason” (as such terms are defined in the Employment Agreement) and other than a termination in connection with a change in control as described below, Dr. Singh would be entitled to receive (i) cash severance equal to the Base Salary, payable in installments over two years following the termination date, (ii) reimbursement of monthly COBRA premiums for Dr. Singh and his dependents for up to 12 months, and (iii) vesting in full of any time-based equity awards granted by the Company to Dr. Singh (with any performance-based awards to remain eligible to vest following termination if the applicable performance conditions are satisfied).

If, during the period commencing three months before a change in control of the Company and ending 12 months after a change in control, Dr. Singh’s employment is terminated by the Company without cause (or as a result of the Company’s not renewing the term of the agreement) or by Dr. Singh for good reason, Dr. Singh would be entitled to receive the severance benefits described in the preceding paragraph (except that the cash severance would be 1.5 times the Base Salary and the severance would be payable in a lump sum rather than installments). In addition, Dr. Singh’s outstanding option awards granted by the Company would fully vest and be exercisable for the remainder of the term of the options. In the event any of Dr. Singh’s benefits under the Employment Agreement would be subject to an excise tax as a “parachute payment” under U.S. tax laws, Dr. Singh would be entitled to an additional payment equal to the sum of the excise tax and any additional amount necessary to put him in the same after-tax position as if no excise tax has been imposed. Dr. Singh’s right to receive the severance benefits described above is subject to his providing a release of claims to the Company and his continued compliance with the restrictive covenants in favor of the Company in the Employment Agreement, including Exhibit A thereto.

The foregoing description of the Employment Agreement, including Exhibit A thereto, does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Vickram Singh and Dragonfly Energy Holdings Corp, dated February 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGONFLY ENERGY HOLDINGS CORP.

Dated: February 5, 2025	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	Chief Executive Officer, Interim Chief Financial Officer and President